Exhibit 23(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 30, 1995 appearing on page F-2 of Hemagen Diagnostics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 1995.



PRICE WATERHOUSE LLP

Boston, Massachusetts
October 31, 1996